UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2020

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On March 2, 2020, Perdoceo Education Corporation (the "Company") acquired substantially all of the assets of Trident University International (“Trident”). Trident is a regionally accredited university offering online undergraduate, master’s and doctoral programs with a strong focus on graduate programs. Trident’s operations were brought within the scope of the current state licensure, accreditation and Department of Education approval of American InterContinental University (“AIU”), with Trident relinquishing its accreditor and Department approvals. Trident is continuing to operate within AIU, preserving the Trident name, programs and educational model as a division or college of AIU. Trident had revenue of approximately $47 million and operating income excluding depreciation and amortization of approximately $9 million during its last fiscal year ended June 30, 2019. On average, Trident had approximately 4,500 students that were registered for courses during its fiscal year ended June 30, 2019.  The acquisition of Trident will enable the combined institution to continue serving existing and future students with a broader range of program offerings and resources and is in accordance with our strategy to evaluate acquisitions of quality educational institutions and programs, with a focus on those with positive educational regulatory metrics.

The final cash consideration for the acquisition, including post-closing purchase price and working capital adjustments, is expected to be $44-45 million, based in part on Trident’s preliminary financial results measured in terms of its revenue and EBITDA (as determined pursuant to the purchase agreement for the transaction) during the 12-month period ended December 31, 2019.  We also reimbursed the seller for certain employee related expenses in the amount of $1 million. Pursuant to the purchase agreement for the transaction, $4.0 million of the purchase price was set aside in an escrow account to secure indemnification obligations of the seller after closing. The initial purchase price at closing was, and any post-closing adjustments will be, funded with the Company’s available cash balances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and
Corporate Secretary

Dated:	March 2, 2020

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